Exhibit 5.10

RODYK & DAVIDSON LLP
80 Raffles Place
Writer : Jacqueline Loke Direct: +65 6885 3699 Fax:+ 65 6512 5343 jacqueline.loke@rodyk.com	#33-00 UOB Plaza 1 Singapore 048624
Telephone +65 6225 2626
Facsimile +65 6225 1838
www.rodyk.com
Writer: Nadia Almenoar Direct: +65 6885 3643 Fax: +65 6512 5343 Email: nadia.almenoar.@rodyk.com

Limited Liability Partnership Registration No. T07LL0439G
Secretary: Lee Pei Sze
Direct: +65 6885 3843
lee.peisze@rodyk.com

Our Ref: JLMT/SNA/lps/30868.5
Your Ref:

BY EMAIL / COURIER

25 June 2010

Global Crossing Limited
Wessex House
45 Reid Street
Hamilton HM12
Bermuda

Dear Sirs

FILING (THE “REGISTRATION”) OF THE REGISTRATION STATEMENT (THE “REGISTRATION STATEMENT”) ON FORM S-4 BY GLOBAL CROSSING LIMITED (THE “ISSUER”) AND ITS CO-REGISTRANTS LISTED THEREIN (COLLECTIVELY, THE “GUARANTORS”) WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND THE UNITED STATES TRUST INDENTURE ACT OF 1939, AS MAY BE AMENDED FROM TIME TO TIME, RELATING TO THE ISSUANCE OF (A) US$750,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE ISSUERS’ 12% SENIOR SECURED NOTES DUE 2015 (THE “NEW NOTES”) AND (B) THE GUARANTEES OF THE NEW NOTES BY THE GUARANTORS PURSUANT TO ARTICLE 11 OF THE INDENTURE DATED 22 SEPTEMBER 2009 (THE “INDENTURE”) FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT

1.	We act for Global Crossing Singapore Pte. Ltd. (Company Registration No. 200500889M) (the “Opinion Party”), a company incorporated in and under the laws of the Republic of Singapore, and a wholly-owned subsidiary of the Issuer, in the above matter.

2.	You have asked us to furnish this letter to you and to render this legal opinion in connection with the Opinion Party and the Indenture.

3.	This opinion is limited to the laws of Singapore of general application as at the date of this opinion as currently applied by the Singapore courts and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore.

4.	For the purposes of this opinion, we have examined the following documents:

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(a)	the Indenture, including the guarantee set forth in Article 11 therein, contained as exhibit 4.22 to the Registration Statement;

(b)	the Certificate of Incorporation, Memorandum of Association and Articles of Association of the Opinion Party (the “Governing Documents”);

(c)	copies of resolutions of the Board of Directors of the Opinion Party dated 22 September 2009 (the “Resolutions”);

(d)	the results of the bizfile search made on 25 June 2010 at the Accounting and Corporate Regulatory Authority of Singapore (the “ACRA”) against the Opinion Party (the “Bizfile Search”) (copies of which are enclosed for your information); and

(e)	the results of the composite litigation and winding-up searches for 2009 and 2010 made on 18 June 2010 against the Opinion Party (collectively, the “Court Searches”) (copies of which are enclosed for your information) which revealed nothing adverse against the Opinion Party.

The Indenture described in subsection (a) is referred to herein as the “Opinion Document”.

5.	For the purposes of this opinion, we have not examined any document other than those specifically mentioned above.

6.	Capitalised terms used herein and not otherwise defined herein, shall have the meanings given to them in the Opinion Document.

Assumptions

7.	In rendering this opinion, we have made the following assumptions (without enquiry), that:

(a)	each of the parties to the Opinion Document (other than the Opinion Party) has full capacity, power and authority to enter into and perform its obligations under the Opinion Document to which they are a party and the Opinion Document has been duly authorised, executed and delivered by each party thereto (other than the Opinion Party) under all applicable laws;

(b)	the Opinion Document constitutes legal, valid, binding and enforceable obligations of each of the parties thereto for all purposes under the laws of all relevant jurisdictions (other than Singapore);

(c)	all signatures and seals on the originals or certified copies of all documents examined by us (including the Opinion Document) are genuine and all documents submitted to us and examined by us (including the Opinion Document) as originals are authentic and all copies submitted to us and examined by us as certified or reproduction copies conform to the originals and are complete, and the Resolutions are complete and up-to-date and have not been revoked or superseded;

(d)	all factual statements, including representations and warranties, contained in the Opinion Document are correct save for those factual statements which relate to the matters opined on by us in paragraph 8 below;

(e)	the choice of the laws of the State of New York, United States of America (“U.S.A”), as the governing law of the Opinion Document and the submission of the Opinion Document to the courts of the State of New York, U.S.A, have been made in good faith;

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(f)	there are no provisions of the laws of any jurisdiction other than Singapore which would be contravened by the execution and delivery of the Opinion Document and in so far as any obligation falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

(g)	all consents, approvals, authorisations, licences, exemptions or orders required from any governmental or other regulatory authorities outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Opinion Document have been duly obtained or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied;

(h)	each of the parties to the Opinion Document has not entered into any agreement, document, arrangement or transaction which may in any way prohibit or restrict its right of entry into, and the performance of its obligations under, the Opinion Document;

(i)	the decision to enter into and execute the Opinion Document was reached by the respective directors of the parties thereto bona fide, and for the benefit of the parties thereto, and without intention to defraud its creditors, and was a decision such directors could reasonably take on the basis of the information available to them and that no circumstances have arisen or will arise which could affect in any way the making of such decisions;

(j)	neither the parties to the Opinion Document (other than the Opinion Party) nor any of their officers, employees and agents has notice of any matter which would adversely affect the bona fides of the execution and delivery by any of the parties to the Opinion Document;

(k)	each of the parties to the Opinion Document (other than the Opinion Party) has complied with all laws and regulations relating to its business which are relevant to the Opinion Document; and

(l)	as the information contained in the Bizfile Search is extracted from forms filed with the ACRA, the accuracy of such search depends upon the due filing of documents by the Opinion Party or third parties obliged to file the same, the information disclosed by the Bizfile Search and the Court Searches is true and complete and such information has not since then been materially altered and such searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public files or was not disclosed at the time of the searches.

Opinion

8.	Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

(a)	The Opinion Party is a company duly incorporated and validly existing under the laws of Singapore.

(b)	The Opinion Party had the necessary capacity and corporate power and authority under the laws of Singapore and under its Memorandum and Articles of Association to execute, deliver and perform its obligations under the Opinion Document and had taken all necessary corporate action required under the laws of Singapore and under its Memorandum and Articles of Association to authorise the execution, delivery and performance by it of the Opinion Document.

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(c)	The Opinion Document had been duly executed by the Opinion Party;

Qualifications

9.	This opinion is subject to the following qualifications:

(a)	The term “enforceable” as used in this opinion means that the obligations assumed by the parties under the Opinion Document are of a type that the Singapore courts enforce. It does not however mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms. In particular:

(i)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, moratorium, and other similar laws of general application in the context of insolvency, or the rights of creditors;

(ii)	claims may become barred under the Singapore Limitation Act (Chapter 163) or may be or become subject to defences of set-off or counterclaim; and

(iii)	a Singapore court may refuse to enforce a provision thereof if such enforcement would be incompatible with any principle of Singapore public policy.

(b)	This opinion is not to be taken to imply that a Singapore court will necessarily grant any remedy, the availability of which is subject to equitable considerations or otherwise in the discretion of the court. In particular, an order for specific performance or injunction would not be available where a Singapore court considers damages to be an adequate remedy.

(c)	The provisions of the Opinion Document providing that certain calculations and/or certifications will be conclusive and binding (i) will not be effective if such calculations and/or certifications are fraudulent, incorrect, unreasonable, arbitrary, or shown not to have been given or made in good faith, and (ii) will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party.

(d)	Clauses in the Opinion Document relating to any additional interest or other sum imposed thereunder on any of the parties thereto where it has defaulted in the performance of any of its obligations may not be enforceable in the courts of Singapore if they are construed as penalties and not as genuine and reasonable pre-estimates of the damage likely to be suffered as a result of the default in payment of the amount in question.

(e)	Where under the Opinion Document, any party thereto is vested with a discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

(f)	Any provision in the Opinion Document which involves an indemnity for the costs of litigation is subject to the discretion of the Singapore courts to decide whether and to what extent a party to the litigation should be awarded the costs incurred by it in connection with the litigation.

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(g)	Any currency indemnity provision in the Opinion Document may not be enforceable in the Singapore courts in relation to any judgment delivered by any court and expressed in a currency other than that in which the relevant sum is payable.

(h)	Any provision in the Opinion Document which states that amendments to the Opinion Document or waivers of any provisions thereof or defaults thereunder are only effective if made in writing and signed by certain parties, may not be given effect by the courts of Singapore. In particular, failure to exercise a right promptly may operate as a waiver of that right, notwithstanding a “no waiver” provision in the Opinion Document.

(i)	The effectiveness of provisions excusing a party from a liability or duty otherwise owed may be limited by law.

(j)	A Singapore court might not enforce a provision in the Opinion Document which is or becomes illegal by the law of a foreign jurisdiction in which it is to be performed or contrary to public policy or exchange control regulations of a foreign jurisdiction.

(k)	Proceedings in a Singapore court may be stayed if concurrent proceedings are being brought elsewhere outside Singapore.

(l)	The courts of Singapore can give judgments in a currency other than Singapore dollars if, subject to the terms of the contract, it is the currency which most truly expresses the plaintiff’s loss. However, we express no opinion on whether the judgment can be enforced in Singapore in that foreign currency.

(m)	Any rights of set-off granted pursuant to the Opinion Document may be limited by the laws of the jurisdiction where the relevant credit balances are held.

(n)	The severability of provisions of the Opinion Document which are illegal, invalid or unenforceable is, as a matter of Singapore law, at the discretion of the Singapore court, and accordingly, to the extent of that discretion, we express no opinion as to the enforceability or validity of such a provision.

(o)	Notwithstanding that the Opinion Document is expressed to be governed by the laws of the State of New York, U.S.A., Singapore law may prevail in respect of certain matters including the following:

(i)	the laws of the State of New York, U.S.A. will be disregarded if its application will be illegal or opposed to public policy in Singapore; and

(ii)	matters of procedure including questions of set-off and counterclaim, interest chargeable on judgment debts, priorities, measure of damages, time bar on actions and submission to the jurisdiction of foreign courts are as a general rule governed by Singapore law to the exclusion of the expressed governing law.

(p)	If it is necessary to initiate any legal proceedings in Singapore by serving a writ outside the jurisdiction, the leave of the Singapore courts (as to which the court has a discretion) would have to be obtained.

(q)	This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Opinion Document or otherwise including, but without limitation, any other document signed or to be signed in connection therewith or pursuant thereto.

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10.	This opinion is addressed to you solely for your benefit and only in connection with the Registration. It is not to be transmitted or otherwise disclosed to any other person nor is it to be relied upon by any other person (other than yourselves, your permitted successors and assigns and Latham & Watkins LLP), or for any other purpose or quoted or referred to in any public document or filed with any governmental or other authority without our prior written consent.

11.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our name under the caption “Legal Matters” in the context in which it appears in the prospectus accompanying the Registration Statement. We note that our consent to be so named is not required, and we do not admit that we are included in the category of persons whose consent is required, under Section 7 of the United States Securities Act 1933 or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder. This consent has been given at the request of and for the purpose of reliance on the part of Latham & Watkins LLP in connection with the Registration and for no other purpose.

Yours faithfully

/s/ Rodyk & Davidson LLP

RODYK & DAVIDSON LLP

Enclosures

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

INFORMATION RESOURCES

WHILST EVERY ENDEAVOR IS MADE TO ENSURE THAT INFORMATION PROVIDED IS UPDATED & CORRECT. THE AUTHORITY DISCLAIMS ANY LIABILITY FOR ANY DAMAGE OR LOSS THAT MAY BE CAUSED AS A RESULT OF ANY ERROR OR OMISSION.

Business Profile (Company) of GLOBAL CROSSING SINGAPORE PTE. LTD. (200500889M)	Date: 25/06/2010

The Following Are The Brief Particulars of:

Registration No.:	: 200500889M

Company Name.:	: GLOBAL CROSSING SINGAPORE PTE. LTD.

Former Name if any:

Incorporation Date:	: 19/01/2005

Company Type:	: LIMITED PRIVATE COMPANY

Status:	: Live Company

Status Date:	: 19/01/2005

Principal Activities

Activities (I):	: 46699

Description:	: TELECOMMUNICATION SCVS ON A RESALES BASIS TO CARRIER & CORPORATE CUSTOMERS

Activities (II):	: 96099

Description:	: INCLUDING DEDICATED & SWITCHED VOICE, DATA, VIDEO & INTERNET ACCESS SCVS

Capital

Issued Share Capital	Number of shares	Currency	Share Type
(AMOUNT)
1.00	1	SINGAPORE, DOLLARS	ORDINARY

* Number of Shares includes number of Treasury Shares

Paid-Up-Capital	Number of shares	Currency	Share Type
(AMOUNT)
1.00		SINGAPORE, DOLLARS	ORDINARY

COMPANY HAS THE FOLLOWING ORDINARY SHARES HELD AS TREASURY SHARES

Number Of Shares	Currency
Registered Office Address:		: 80 RAFFLES PLACE #32-01 UOB PLAZA SINGAPORE (048624)

Date of Address:		: 19/01/2005

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

INFORMATION RESOURCES

WHILST EVERY ENDEAVOR IS MADE TO ENSURE THAT INFORMATION PROVIDED IS UPDATED & CORRECT. THE AUTHORITY DISCLAIMS ANY LIABILITY FOR ANY DAMAGE OR LOSS THAT MAY BE CAUSED AS A RESULT OF ANY ERROR OR OMISSION.

Business Profile (Company) of GLOBAL CROSSING SINGAPORE PTE. LTD. (200500889M)	Date: 25/06/2010

Date of Last AGM	: 03/06/2009

Date of Last AR	: 03/07/2009

Date of A/C Laid at Last AGM	: 31/12/2008

Date of Lodgment of AR, A/C	: 03/07/2009

Audit Firms

Name

ERNST & YOUNG LLP

Charges
Charge No.	Date Registered	Amount Secured	Charger(s)

C200906879	27/10/2009	750,000,000.00	WILMINGTON TRUST FSB

Officers/Agents

Name	ID	Nationality	Source of Address	Date of Appointment
Address		Position Held

JOHN J. ROBERT MULHEARN JR.	096454354	AMERICAN	ACRA	19/01/2005
3 MILL STONE ROAD, MENDHAM, NJ 07945, USA		DIRECTOR

JON LYNDON FISSE	157353516	AMERICAN	ACRA	19/01/2005
376 WILLIAMS STREET, RIDGEWOOD, NJ 07450, USA		DIRECTOR

M SIVAANANTHAN	S0181790F	SINGAPORE CITIZEN	ACRA	19/07/2005
101B LORONG 2 TOA PAYOH #06-09 SINGAPORE (311101)		SECRETARY

LOKE MUN-TZE JACQUELINE JOELLE	S1739438Z	SINGAPORE CITIZEN	ACRA	19/01/2005
14 GROVE CRESCENT HENRY PARK SINGAPORE (279154)		DIRECTOR

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

INFORMATION RESOURCES

WHILST EVERY ENDEAVOR IS MADE TO ENSURE THAT INFORMATION PROVIDED IS UPDATED & CORRECT. THE AUTHORITY DISCLAIMS ANY LIABILITY FOR ANY DAMAGE OR LOSS THAT MAY BE CAUSED AS A RESULT OF ANY ERROR OR OMISSION.

Business Profile (Company) of GLOBAL CROSSING SINGAPORE PTE. LTD. (200500889M)	Date: 25/06/2010

Shareholder (s)
Name		ID	Nationality/Place of	Source of	Address
Address			incorporation/Origin	Address	Changed
1	GLOBAL CROSSING ASIA HOLDINGS LTD.	T04UF2292B	BERMUDA	ACRA

WESSEX HOUSE, 45 REID STREET, HAMILTON HM 12 BERMUDA

Ordinary (Number)	Currency

1	SINGAPORE, DOLLARS

Abbreviation

UL - Local Entity not registered with ACRA

UF - Foreign Entity not registered with ACRA

V/Share - Value Per Share

AR - Annual Return

AGM - Annual General Meeting

A/C - Accounts

OSCARS - One Stop Change of Address Reporting Service by Immigration & Checkpoint Authority.

PLEASE NOTE THAT INFORMATION HEREIN CONTAINED IS EXTRACTED FROM FORMS/TRANSACTIONS FILE WITH THE AUTHORITY

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

INFORMATION RESOURCES

WHILST EVERY ENDEAVOR IS MADE TO ENSURE THAT INFORMATION PROVIDED IS UPDATED & CORRECT. THE AUTHORITY DISCLAIMS ANY LIABILITY FOR ANY DAMAGE OR LOSS THAT MAY BE CAUSED AS A RESULT OF ANY ERROR OR OMISSION.

Business Profile (Company) of GLOBAL CROSSING SINGAPORE PTE. LTD. (200500889M)	Date: 25/06/2010

FOR REGISTRAR OF COMPANIES AND BUSINESSES

SINGAPORE

RECEIPT NO.         : ACR0000003712079A

DATE                      : 25/06/2010

This is computer generated. Hence no signature required.

Due Diligence Search - Composite Search

Both Courts

Search Criteria

Composite Partial Name search on “GLOBAL CROSSING”

Party Type: Defendant/Respondent/Debtor/Company

For Cases Filed: From 2009 to 2010

Search Results

No records found for these modules.

Court Type	Module(s)
Supreme Court	Admiralty
Court of Appeal
Originating Motion/Originating Petition/Originating Summons
Writs of Execution
Writ of Summons

Subordinate Courts	Bailiff
Originating Motion/Originating Petition/Originating Summons
Writ of Summons

Disclaimer

Notes:

1. Please note that charges will be imposed according to the number of years for which information is required, even if no cases are retrieved for any of the years specified.

2. Please note that the Composite Litigation Search excludes searches on Damages on Defamation Cases, Damages on Personal Injuries and Death Cases, Taxation Information System, Bankruptcy cases, Companies winding Up cases and Admiralty Caveats.

3. The search result depends much on how the names were originally entered/supplied to Electronic Filing System by the filing law firm.

Caution:

1. Whilst every effort has been made to ensure that the information is correct and up-to-date, the Government, the Singapore Academy of Law and CrimsonLogic Pte. Ltd, shall not be liable for any damage or loss that may be caused to anyone as a result of any error or omission in the information, or as a result of reliance on or interpretation of any search result.

2. Please note that a charge will still be imposed even if no cases corresponding to the search criteria specified are retrieved.

3. Proper interpretation of the search results is important. It may be necessary to inspect the documents filed in a case to understand the search results better. As an example, when the case status is reflected as ‘concluded1, it could be because the case has been withdrawn. It could also be a result of judgment being entered in that case. An inspection of the case file can determine which it is.

Due Diligence Search - Composite Search

Both Courts

Search Criteria

Composite Partial Name search on “GLOBAL CROSSING”

Party Type: Plaintiff/Appellant/Applicant/Petitioner/Deceased/lntervener

For Cases Filed: From 2009 to 2010

Search Results

No records found for these modules.

Court Type	Module{s)
Supreme Court	Admiralty
Court of Appeal
Originating Motion/Originating Petition/Originating Summons
Writs of Execution
Writ of Summons

Subordinate Courts	Bailiff
Originating Motion/Originating Petition/Originating Summons
Writ of Summons

Disclaimer

Notes:

1. Please note that charges will be imposed according to the number of years for which information is required, even if no cases are retrieved for any of the years specified.

2. Please note that the Composite Litigation Search excludes searches on Damages on Defamation Cases, Damages on Personal Injuries and Death Cases, Taxation Information System, Bankruptcy cases, Companies Winding Up cases and Admiralty Caveats.

3. The search result depends much on how the names were originally entered/supplied to Electronic Filing System by the filing law firm.

Caution:

1. Whilst every effort has been made to ensure that the information is correct and up-to-date, the Government, the Singapore Academy of Law and CrimsonLogic Pte. Ltd, shall not be liable for any damage or loss that may be caused to anyone as a result of any error or omission in the information, or as a result of reliance on or interpretation of any search result.

2. Please note that a charge will still be imposed even if no cases corresponding to the search criteria specified are retrieved.

3. Proper interpretation of the search results is important. It may be necessary to inspect the documents filed in a case to understand the search results better. As an example, when the case status is reflected as ‘concluded’, it could be because the case has been withdrawn. It could also be a result of judgment being entered in that case. An inspection of the case file can determine which it is.

Due Diligence Search - Companies Winding Up/LLP Winding Up

Supreme Court

Search Criteria

Partial Name search on “GLOBAL CROSSING”

Party Type: Company/LLP

For Cases Filed: From 2009 to 2010

Search Results

No Records Found.

Disclaimer

Notes:

1. The records captured are not exhaustive. This search system contains data for Companies Winding Up Petitions filed from 1981.

2. Please note that charges will be imposed according to the number of years for which the information is required, even if no cases are retrieved for any of the years specified.

3. The search result depends much on how the names were originally entered/supplied to Electronic Filing System by the filing law firm.

Caution:

1. Whilst every effort has been made to ensure that the information is correct and up-to-date, the Government, the Singapore Academy of Law and CrimsonLogic Pte. Ltd, shall not be liable for any damage or loss that may be caused to anyone as a result of any error or omission in the information, or as a result of reliance on or interpretation of any search result.

2. Please note that a charge will still be imposed even if no cases corresponding to the search criteria specified are retrieved.

3. Proper interpretation of the search results is important. It may be necessary to inspect the documents filed in a case to understand the search results better. As an example, when the case status is reflected as ‘concluded1, it could be because the case has been withdrawn. It could also be a result of judgment being entered in that case. An inspection of the case file can determine which it is.